Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust or By-laws

Amendment No. 68 dated August 16, 2012 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(69) to Post-Effective Amendment No. 333 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on September 24, 2012 (Accession No. 0000950123-12-012151).

Amendment No. 69 dated December 13, 2012 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(70) to Post-Effective Amendment No. 346 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on January 28, 2013 (Accession No. 0001193125-13-026214).